UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (203) 229-2900

(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(c) Appointment of Louis S. Massimo as Chief Operating Officer

Louis S. Massimo, age 49, who has been serving as the Company’s Executive Vice President and Chief Financial Officer, was appointed to the additional position of Chief Operating Officer of the Company on May 16, 2007. Steven C. Giuliano, the Company’s current Controller, will succeed him as Chief Financial Officer on May 25, 2007.

Mr. Massimo was elected a Corporate Executive Vice President on January 30, 2003, and has held the position of Chief Financial Officer since January 27, 1999. He also has responsibility for the HTH water products business. Prior to January 30, 2003, Mr. Massimo was a Corporate Vice President since January 27, 1999. Prior to the spin-off of Arch Chemicals, Inc. from Olin Corporation, he served as Controller of Olin since April 1, 1996, and, in addition, as Corporate Vice President since January 1, 1997. From November 1994 until April 1996, he served as Olin’s Director of Corporate Accounting. Prior to November 1994, Mr. Massimo was an Audit Senior Manager for KPMG LLP.

The Company did not enter into a new agreement with Mr. Massimo in connection with the appointment. The Executive Agreement between the Company and Mr. Massimo, which was entered into as of December 31, 2004, continues to set forth certain terms and provisions governing Mr. Massimo’s employment and has not been amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2007

ARCH CHEMICALS, INC.

By:	/s/ Michael E. Campbell
Name: Michael E. Campbell
Title : Chairman of the Board, President and Chief Executive Officer

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